UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2019

Danaher Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-828-0850

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On February 25, 2019, Danaher Corporation (“Danaher”) entered into an equity and asset purchase agreement (the “Purchase Agreement”) with General Electric Company (“GE”), pursuant to which Danaher will acquire from GE (the “Acquisition”) the Biopharma business of the Life Sciences business of GE (the “Biopharma Business”) for an aggregate purchase price of approximately $21.4 billion in cash, subject to certain adjustments.    The Purchase Agreement provides that, upon the terms and conditions set forth therein, Danaher will purchase the Biopharma Business through the acquisition of certain assets and the assumption of certain liabilities, as well as the acquisition of the equity of certain subsidiaries of GE, in each case used in or related to the Biopharma Business.

The consummation of the Acquisition is subject to certain conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other antitrust approvals in certain foreign jurisdictions.

The Purchase Agreement contains various representations and warranties and covenants by the parties to such agreement. GE and Danaher have agreed to enter into related agreements ancillary to the Acquisition that will become effective upon the consummation of the Acquisition, including certain documents related to intellectual property matters and transition services.

The foregoing description of the Purchase Agreement set forth herein is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about GE, Danaher or the Biopharma Business. In particular, the assertions embodied in the representations and warranties in the Purchase Agreement were made as of a specified date, are modified or qualified by information in a confidential disclosure letter prepared in connection with the execution and delivery of the Purchase Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Purchase Agreement are not necessarily characterizations of the actual state of facts about GE, Danaher, or the Biopharma Business at the time they were made or otherwise and should only be read in conjunction with the other information that Danaher and GE make publicly available in reports, statements and other documents filed with the U.S. Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

On February 25, 2019, Danaher issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished by Danaher and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Equity and Asset Purchase Agreement, dated as of February 25, 2019, by and between Danaher Corporation and General Electric Company

99.1	Press release of Danaher Corporation, dated February 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ James F. O’Reilly
Name: James F. O’Reilly
Title: Vice President, Associate General Counsel and Secretary

Date: February 25, 2019